UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 6, 2013 (October 22, 2013)

HDS INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53949
(Commission File No.)

10 Dorrance Street
Suite 700
Providence, RI   02903
(Address of principal executive offices and Zip Code)

(401) 400-0028
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEEMENT

On October 4, 2013, we entered into a convertible promissory note with Asher Enterprises, Inc. (the “Investor”), wherein the Investor will make available to us a under convertible promissory note (the “Note”) the aggregate principal amount of $32,500, bearing simple interest of 8.0% per annum.  The transaction closed on October 22, 2013.  Any outstanding principal and accrued interest shall become due on July 8, 2015.  The terms of the Note provide the Investors with certain rights to convert all or a portion of the outstanding principal and accrued interest into fully paid and non-assessable shares of our common stock at a discount to our market price during a certain period of time in the future.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 4, 2013, we entered into a convertible promissory note with Asher Enterprises, Inc. (the “Investor”), wherein the Investor will make available to us a under convertible promissory note (the “Note”) the aggregate principal amount of $32,500, bearing simple interest of 8.0% per annum.  The transaction closed on October 22, 2013.  Any outstanding principal and accrued interest shall become due on July 8, 2015.  The terms of the Note provide the Investors with certain rights to convert all or a portion of the outstanding principal and accrued interest into fully paid and non-assessable shares of our common stock at a discount to our market price during a certain period of time in the future.

ITEM 9.01          EXHIBITS.

Exhibit	Document Description

10.1	Convertible Promissory Note – October 4, 2013.
10.2	Securities Purchase Agreement – October 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of November, 2013.

HDS INTERNATIONAL CORP.

BY:	TASSOS RECACHINAS
Tassos Recachinas
President